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Exhibit (a)(1)(K)

Offer to Purchase
by
STR Holdings, Inc.
for Cash
Shares of Its Common Stock for an Aggregate Purchase Price of Not More Than $30,000,000
at a Per Share Purchase Price
Not Greater Than $1.54 Per Share Nor Less Than $1.35 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 3, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

February 18, 2014

To Our Clients:

        Enclosed for your consideration are the Amended Offer to Purchase, dated February 18, 2014 (the "Offer to Purchase"), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), by STR Holdings, Inc., a Delaware corporation (the "Company"), to purchase for cash up to $30,000,000 of shares of its common stock, par value $0.01 per share (the "Shares"), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $1.54 per Share nor less than $1.35 per Share ("Auction Tenders"), or (ii) purchase price tenders ("Purchase Price Tenders"), in either case, upon the terms and subject to the conditions described in the Offer to Purchase.

        THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER. YOU MAY TENDER ALL OR A PORTION OF YOUR SHARES OF COMMON STOCK. YOU ALSO MAY CHOOSE NOT TO TENDER ANY OF YOUR SHARES OF COMMON STOCK.

        After the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, the Company will examine the prices chosen by stockholders for all Shares properly tendered and not properly withdrawn and upon the terms and subject to the conditions of the Offer, determine a single price per Share (the "Purchase Price"), which will be not more than $1.54 per Share nor less than $1.35 per Share, that it will pay for Shares properly tendered in the Offer and not properly withdrawn, taking into account the number of Shares tendered pursuant to Auction Tenders and the prices specified by stockholders tendering Shares pursuant to Auction Tenders. The Purchase Price will be the lowest price per Share at which Shares have been tendered or have been deemed to be tendered under the Offer that will enable the Company to purchase the maximum number of Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $30,000,000. Tendering stockholders may continue to use the Original Letter of Transmittal which was previously circulated. While the Original Letter of Transmittal indicates the Company is offering to pay $1.00 to $1.54 per Share, stockholders using that Letter of Transmittal will nevertheless be subject to the increased minimum of $1.35 per Share, and any Shares previously tendered into the Offer at any price below $1.35 per Share shall be deemed to have been tendered at $1.35 per Share.

        All Shares purchased pursuant to the Offer will be purchased at the same Purchase Price in accordance with the terms and conditions of the Offer, regardless of whether the stockholder tendered at a lower price. However, because of the "odd lot" priority and proration provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if more than the number of Shares the Company seeks are properly tendered and not properly withdrawn. Only Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. The Company reserves the right, in its sole discretion, to change the Purchase Price range and to increase or decrease the aggregate purchase price of Shares sought in the Offer, subject to applicable law. In accordance with the rules of the U.S. Securities and Exchange Commission, the Company also reserves the right, without amending or extending the Offer, to increase the number of Shares accepted for payment in the Offer by no more than 2% of the number of the outstanding Shares and thereby increase the aggregate purchase price of Shares purchased in the Offer to more than $30,000,000. See Sections 1, 3 and 4 of the Offer to Purchase.

        Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $30,000,000, the Company will purchase Shares: (i) first, from all holders of "odd lots" of less than 100 Shares who properly tender all of their Shares at or below the Purchase Price, and do not properly withdraw them prior to the Expiration Date; and (ii) second, from all other stockholders who properly tender Shares at or below the Purchase Price, on a pro rata basis with appropriate adjustments to avoid the purchase of fractional Shares, until the Company has purchased Shares resulting in an aggregate purchase price of $30,000,000. See Sections 1, 3 and 4 of the Offer to Purchase.

        Because of the "odd lot" priority and proration provisions described above, the Company may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

        The Company reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 6 of the Offer to Purchase, or to amend the Offer in any respect, subject to applicable law.

        We are the holder of record (directly or indirectly) of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information; you cannot use it to tender Shares we hold for your account.

        Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

          1.     You may tender your Shares at a price not greater than $1.54 per Share nor less than $1.35 per Share, in increments of $0.05, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest.

          2.     You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your Shares will be purchased in the event of proration.

          3.     The Offer is not conditioned upon obtaining financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6 of the Offer to Purchase.

          4.     The Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on March 3, 2014, unless the Offer is extended or withdrawn.

          5.     Tendering stockholders whose Shares are registered in their own names and who tender directly to Broadridge Corporate Issuer Solutions, Inc., the Depositary for the Offer, will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes or stamp duties on the purchase of Shares by the Company pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Shares on your behalf.

          6.     If you wish to tender Shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender Shares. We must submit separate Letters of Transmittal on your behalf for each price at which you are tendering Shares.

          7.     If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Shares that you own at or below the Purchase Price prior to the Expiration Date, and check the box captioned "Odd Lots" on the attached Instruction

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  Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Shares for payment before any proration of the purchase of other tendered Shares.

          9.     If you wish to tender Shares and you are a U.S. Holder (as defined in Section 13 of the Offer to Purchase), you should complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) in order to avoid a U.S. federal income tax backup withholding of 28% of the gross proceeds paid to you pursuant to the Offer. See the "Important U.S. Federal Income Tax Information" document accompanying the Letter of Transmittal for further information.

        If you wish to have us tender all or any portion of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

        If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on March 3, 2014, unless the Offer is extended or withdrawn.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any U.S. state in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that U.S. state. In any U.S. state where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such U.S. state.

        WHILE THE COMPANY'S BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, IT HAS NOT MADE AND IS NOT MAKING, AND NONE OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE) OR THE DEPOSITARY HAS MADE OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

        OUR DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES ARE ENTITLED TO PARTICIPATE IN THE OFFER ON THE SAME BASIS AS ALL OTHER STOCKHOLDERS. EACH OF THE FOLLOWING DIRECTORS, DENNIS L. JILOT, OUR CHAIRMAN OF THE BOARD, ANDREW M. LEITCH, OUR CHAIRMAN OF THE AUDIT COMMITTEE, AND DOMINICK J. SCHIANO HAS ADVISED US THAT HE INTENDS TO TENDER ALL OR A PORTION OF HIS SHARES IN THE OFFER. IN ADDITION, SUSAN C. SCHNABEL, OUR LEAD DIRECTOR AND OUR CHAIRMAN OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, WHO IS A MEMBER OF THE INVESTMENT COMMITTEE OF DLJ MERCHANT BANKING PARTNERS, AN AFFILIATE OF CREDIT SUISSE SECURITIES (USA) LLC, HAS ADVISED US THAT DLJ MERCHANT BANKING PARTNERS IV, L.P. AND AFFILIATED PARALLEL INVESTMENT VEHICLES (COLLECTIVELY, THE "DLJ INVESTMENT ENTITIES") INTEND TO TENDER ALL OR A PORTION OF THE SHARES BENEFICIALLY OWNED BY THEM IN THE OFFER. EACH OF THE FOLLOWING DIRECTORS, SCOTT S. BROWN, ROBERT M. CHISTE,

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JOHN A. JANITZ, OUR CHAIRMAN OF THE COMPENSATION COMMITTEE, AND ROBERT S. YORGENSEN, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND OUR OTHER EXECUTIVE OFFICERS HAVE INFORMED US THAT THEY DO NOT INTEND TO TENDER ANY SHARES IN THE OFFER; PROVIDED HOWEVER, THAT JOHN A. JANITZ HAS A PECUNIARY INTEREST IN CERTAIN SHARES HELD BY A DLJ INVESTMENT ENTITY WHICH MAY TENDER ALL OR A PORTION OF ITS SHARES IN THE OFFER. THE EQUITY OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES WHO DO NOT TENDER THEIR SHARES IN THE OFFER WILL PROPORTIONATELY INCREASE AS A PERCENTAGE OF OUR OUTSTANDING COMMON STOCK FOLLOWING THE CONSUMMATION OF THE OFFER.

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 INSTRUCTION FORM WITH RESPECT TO

        Offer to Purchase
by
STR Holdings, Inc.
for Cash

Shares of Its Common Stock for an Aggregate Purchase Price of Not More Than $30,000,000
at a Per Share Purchase Price
Not Greater Than $1.54 Per Share Nor Less than $1.35 Per Share

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 31, 2014 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), by STR Holdings, Inc., a Delaware corporation (the "Company"), to purchase for cash up to $30,000,000 of shares of its common stock, par value $0.01 per share (the "Shares"), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $1.54 per Share and not less than $1.35 per Share or (ii) purchase price tenders, in either case, upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal.

        Tendering stockholders may continue to use the Original Letter of Transmittal which was previously circulated. While the Original Letter of Transmittal indicates the Company is offering to pay $1.00 to $1.54 per Share, stockholders using that Letter of Transmittal will nevertheless be subject to the increased minimum of $1.35 per Share, and any Shares previously tendered into the Offer at any price below $1.35 per Share shall be deemed to have been tendered at $1.35 per Share.

        The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

        In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal (as amended or supplemented); (5) any foreign exchange obligations triggered by the undersigned's tender of Shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items ("Tax Items") related to the Offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

        Number of Shares to be tendered by you for the account of the undersigned:      Shares. Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

        The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned's name, home address and telephone number, date of birth, social security number or other identification number, nationality, any Shares held in the Company, details of all options or any other entitlement to Shares outstanding in the undersigned's favor, for the purpose of implementing, administering and managing his or her stock ownership ("Data"). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient's country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any shares of the Company's common stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

 THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)
AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL)

  By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Purchase Price Tender," the undersigned is tendering Shares at the price checked. This election could mean that none of the Shares will be purchased if the price checked below is higher than the Purchase Price. A STOCKHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

        AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	Price $1.35	☐	Price $1.40	☐	Price $1.45
☐	Price $1.50	☐	Price $1.54

        OR

(2)
PURCHASE PRICE TENDER (SEE INSTRUCTION 6 TO THE LETTER OF TRANSMITTAL)

☐
By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER "Auction Price Tender: Price (in Dollars) Per Share at Which Shares Are Being Tendered," the undersigned is tendering Shares and is willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the Shares pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE OF $1.35 PER SHARE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $1.35 PER SHARE (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 6 TO THE LETTER OF TRANSMITTAL).

  Your election or the election of other stockholders to tender Shares pursuant to Purchase Price Tenders could result in the Purchase Price being lower and could result in your Shares being purchased at the minimum price in the Offer.

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

 ODD LOTS

        (See Section 1 of the Offer to Purchase and Section 7 of the Letter of Transmittal)

        Under certain conditions, stockholders holding a total of fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

  In addition, the undersigned is tendering Shares either (check one box):

  ☐
  at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

  ☐
  at the price per Share indicated above in the section captioned "Auction Price Tender: Price (in Dollars) Per Share at Which Shares Are Being Tendered."

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  Exhibit (a)(1)(K)
INSTRUCTION FORM WITH RESPECT TO
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX)
ODD LOTS